UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2008

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 22, 2008, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), through its title insurance underwriters, Fidelity National Title Insurance Company, an insurance company organized under the laws of the State of California (“FNTIC”), and Chicago Title Insurance Company, an insurance company organized under the laws of the State of Nebraska (“CTIC”), entered into an amended and restated stock purchase agreement with LandAmerica Financial Group, Inc., a Virginia corporation (“LFG”) to further amend the terms of an existing stock purchase agreement among such parties, dated as of November 25, 2008 and as initially amended and restated as of December 12, 2008 (as further amended and restated, the “Stock Purchase Agreement”). The Stock Purchase Agreement and the transactions contemplated therein are more fully discussed in Item 2.01 of this Current Report on Form 8-K and, to the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.01 of this Current Report is hereby incorporated by reference into this Item 1.01.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
The Transaction
     On December 22, 2008, FNF completed the acquisition of LFG’s two principal title insurance underwriters, Lawyers Title Insurance Corporation, an insurance company organized under the laws of the State of Nebraska (“Lawyers”), and Commonwealth Land Title Insurance Company, an insurance company organized under the laws of the State of Nebraska (“Commonwealth”), as well as United Capital Title Insurance Company, an insurance company organized under the laws of the State of California (“United”), pursuant to the amended and restated Stock Purchase Agreement described in Item 1.01 above.
     The total purchase price for Commonwealth and Lawyers was approximately $235,000,000. Under the amended and restated Stock Purchase Agreement, FNTIC and FNF acquired the capital stock of Lawyers from LFG and CTIC acquired the capital stock of Commonwealth from LFG for an aggregate purchase price equal to the sum of (i) $134,762,521 in cash, (ii) a 2.36% subordinated promissory note due 2013 (the “FNF Note”) issued by FNF in an initial principal amount equal to $50,000,000 (as more fully described in Item 2.03 below) and (iii) approximately $50,000,000 in FNF common stock (as more fully described in Item 3.02 below). In addition, pursuant to the amended and restated Stock Purchase Agreement, FNTIC acquired the capital stock of United from an indirect subsidiary of LFG for a purchase price of approximately $12 million, equal to an estimate (subject to post-closing adjustment) of the statutory net worth of United as of the closing. Prior to the closing, LFG directly or indirectly owned 100% of the issued and outstanding shares of capital stock of each Commonwealth, Lawyers and United. A copy of the FNF press release announcing the closing of the transaction is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     Among other things, and in addition to the revised purchase consideration terms described above, the amendments to the original Stock Purchase Agreement provided for the following changes: (A) at or shortly after the closing, FNTIC, CTIC and FNF were required to capitalize Commonwealth and Lawyers with at least $204 million of new consideration in a form to be determined by FNTIC, CTIC and FNF; (B) the representations and warranties of the parties terminated as of, and did not survive, the closing; and (C) the amended and restated Stock Purchase Agreement no longer provides for indemnification by LFG or by FNTIC and CTIC, except for tax indemnification.
General
     The foregoing summary of the amended and restated Stock Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the amended and restated Stock Purchase Agreement filed as Exhibit 10.1 to this Current Report and incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Stock Purchase Agreement, the text of the amended and restated Stock Purchase Agreement shall control.

     The Stock Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties, the Stock Purchase Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the benefit of the parties to the Stock Purchase Agreement. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
     Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Stock Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET OF A REGISTRANT
     On December 22, 2008, FNF issued a $50,000,000 principal amount 2.36% Subordinated Promissory Note Due 2013 to LFG pursuant to the terms of the Stock Purchase Agreement described in Item 1.01 above. The form of the FNF Note, which is included as Exhibit A to the Stock Purchase Agreement, is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The FNF Note is subordinated in right of payment to the payment in full of all indebtedness of FNF or guarantees by FNF of indebtedness of others for borrowed money. Interest on the FNF Note is payable from December 22, 2008 to maturity on December 22, 2013 on each December 22 commencing December 22, 2009. The FNF Note is prepayable at any time prior to maturity.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
     On December 22, 2008, FNF issued 3,176,620 shares of its common stock, par value $.0001 per share to LFG (the “FNF Shares”). The FNF Shares were issued to LFG pursuant to the terms of the Stock Purchase Agreement described in Item 1.01 above as part of the consideration paid for the capital stock of Lawyers and Commonwealth. The issuance of FNF Shares was exempt from the registration requirements of the Act pursuant to Section 4(2) thereof.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Business Acquired.
     To the extent required by this item, the financial statements of the businesses acquired by FNF will be filed by an amendment to this Current Report on Form 8-K within the time period required under Item 9.01(a)(4) of Form 8-K.
     (b) Pro Forma Financial Information.
     To the extent required by this item, the pro forma financial statements with respect to the businesses acquired by FNF will be filed by an amendment to this Current Report on Form 8-K within the time period required under Item 9.01(a)(4) of Form 8-K.
     (d) Exhibits

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated as of November 25, 2008 as amended and restated as of December 12, 2008, as further amended and restated as of December 21, 2008, among Fidelity National Title Insurance Company, Chicago Title Insurance Company and LandAmerica Financial Group, Inc.

99.1	Press Release, issued by Fidelity National Financial, Inc. on December 22, 2008, announcing the completion of its acquisition of Lawyers Title Insurance Corporation, Commonwealth Land Title Insurance Company and United Capital Title Insurance Company.

99.2	Form of 2.36% Subordinated Promissory Note due 2013

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Anthony J. Park
Anthony J. Park
Chief Financial Officer

Dated: December 23, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated as of November 25, 2008 as amended and restated as of December 12, 2008, as further amended and restated as of December 21, 2008, among Fidelity National Title Insurance Company, Chicago Title Insurance Company and LandAmerica Financial Group, Inc.

99.1	Press Release, issued by Fidelity National Financial, Inc. on December 22, 2008, regarding the completion of its acquisition of Lawyers Title Insurance Corporation, Commonwealth Land Title Insurance Company and United Capital Title Insurance Company.

99.2	Form of 2.36% Subordinated Promissory Note due 2013